UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	April 22, 2010

GREYHOUND COMMISSARY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53529	26-3853855
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 East 200 South, Suite #1080, Salt Lake City, Utah 84111

(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 322-3401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

FORM 8-K

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)        On April 22, 2010, we dismissed the firm of Pritchett, Siler & Hardy, P.C., Certified Public Accountants (“Pritchett, Siler & Hardy”), as our independent certifying accountants pursuant to the unanimous consent of our Board of Directors. We initially retained Pritchett, Siler & Hardy on October 14, 2009, but the firm has not issued any audit reports on our financial statements. Also, we have had no disagreements with the firm, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Pritchett, Siler & Hardy’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

We have provided Pritchett, Siler & Hardy with a copy of the foregoing disclosure, and have requested that itfurnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. We are including as an Exhibit to this Form 8-K, a copy of the letter from Pritchett, Siler & Hardy as required by Item 304(a)(3) of Regulation S-K.

(b)       On April 22, 2010, we engaged Sadler, Gibb and Associates, Certified Public Accountants (“Sadler, Gibb and Associates”), as our new independent certifying accountants. During the two most recent fiscal years and the interim periods preceding the engagement, we have not consulted Sadler, Gibb and Associates regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter from Pritchett, Siler & Hardy dated April 30, 2010 regarding its concurrence or disagreement with the statements made by Greyhound Commissary, Inc. in this current report Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greyhound Commissary, Inc.

Date: April 30, 2010	By:	S/ GEOFF WILLIAMS
President

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